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                                                                  Exhibit 99.1


                            HARRIS INTERACTIVE [logo]

January 7, 2004

Dear Fellow Stockholders:

By now you have probably seen the news that Robert Knapp has been selected to replace me as the new CEO. I want you to know that I could not be happier with the selection of Bob to fill this role. I participated in every stage of the selection process, and he was the candidate that most closely met the criteria the Board and I had developed for the new CEO. I like him very much personally. I think that he will prove an outstanding addition to our management, which will permit me to continue working for the firm as Chairman; doing the things that I enjoy doing the most: strategy, international expansion and representing the firm with investors and others.

The objective of Harris Interactive remains the same - to build a worldwide research company that is the most significant force in transforming research data collection to the Internet. Bob brings to this task an outstanding background in product development, marketing, sales, and strategic consulting, and he will provide us with significant new energy in areas in which we have significant needs. His management experience at Gartner, a $900 million technology research and consulting firm, will be very valuable as we build Harris Interactive to $500 million in revenue (turnover) and beyond.

The selection of Bob Knapp as CEO, Vice Chairman and Director is also taking place at a time when we have expanded our Board dramatically. Tom Berman of Adams Street Partners, our original venture capital investor in 1998, resigned from the Board in November after successfully selling their 20 percent stake in the firm. We have recently added four new independent Board members; Dr. Subrata Sen, a Chaired Professor of Marketing Research and Management at Yale University, Mr. Stephen Harlan, the former Vice Chairman for International Business at KPMG Peat Marwick, Mr. George Bell, the President and CEO of Upromise and the former CEO of Excite@Home, and Mr. Antoine Treuille, a French national living in New York and the Managing Partner of Mercantile Capital, a private equity firm that he started several years ago. These men bring new, very valuable skills to our Board that will serve us well as we grow into our future.

Dr. Sen is one of the leading academics in market research in the United States, with significant contacts throughout the academic and business worlds, and he will contribute importantly to our intellectual competence in product development in research at the Board level.

George Bell brings an exceptional background in media, and he understands the online world as well as anyone through his work at Excite@Home and Upromise. He was an outstanding partner during the years in which we built our database through our association with MatchLogic and Excite, and we are looking forward to gaining his knowledge and insight on our Board.

Steve Harlan was our client for a number of years at KPMG, where he was in charge of their International expansion. He currently chairs the audit committees of several companies; he has an exceptional range of contacts in the business world, particularly in Washington, D.C. where he was selected as "Man of the Years" by the Greater Washington Board of Trade, and he will help us fulfill our increasing responsibilities and requirements as a public company under the new SEC disclosure and governance laws that go into full effect this year.

Antoine Treuille represents the beginning of what we hope will become the internationalization of the Board. During the next five years, Harris Interactive expects to expand rapidly in Europe and then into Asia, and we will need people on the Board who represent and understand the international arenas in which we will operate. Antoine is on the Board of several French companies, speaks French, English and Spanish fluently, is well connected in business circles in France and Europe, and is an entrepreneur who has built his own equity firm in the United States.

The net impact of these changes is to add substantially to our resources for the tasks that are ahead of us. But what of Al Angrisani and me? It is a question that we have been asked repeatedly over the past six months.



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Both Al and I have renewable contracts that run until the end of 2004. We both have a substantial equity stake in the continued growth and success of Harris Interactive. Al's background is primarily as an investment banker and turnaround specialist, although he has been responsible for day to day operations at Harris Interactive since the acquisition of Total Research more than two years ago. As we have said repeatedly, Harris Interactive will expand rapidly through a combination of organic growth and acquisitions. Given this goal, Al's experience will be particularly useful in identifying, structuring, and helping to integrate new companies into our existing structure. He has done a truly exceptional job with the Harris Interactive/Total merger, and that experience will be put to good use over the next year.

I am primarily an "idea guy," and a pretty good salesman for our cause, and I plan to focus even more energy into those areas over the next year or so. I have spent a lot of my energy focused on our European expansion in the past year, and those efforts are just now beginning to bear significant fruit. My plans now call for me to focus similar attention on Asia in 2004, where we need both to pursue database agreements and to seek out acquisitions. In addition, I have several ideas for new business expansion that I would like to pursue, and this new structure will give me the time those efforts require. Finally, I will play an important role in selling any new acquisition possibilities, and I will be involved in most such efforts as well as Al and Bob. As most of you know, Harris Interactive is a firm that fosters a team approach to most activities, and Al and I enthusiastically welcome Bob as the CEO and the newest member of our management team.

Al and I have been planning for these changes for some time. The selections of Greg Novak to head up U.S. operations and George Terhanian to lead European operations were a part of that plan. Al has already been transitioning many of his day-to-day management responsibilities to Greg in anticipation of the changing roles we expected to play in the future.

Harris Interactive is today one of the fastest growing market research firms in the world, but we are not yet what we must become to compete in the market research industry of the future. Our primary competitors on a worldwide basis, the Kantar Group (WPP), TNS/NFO, GfK, IPSOS and others, are still much larger and more widespread than we are, although we have narrowed the gap significantly in the past two years.

In the arena of online research, we take a backseat to no one. Our databases for research are still the largest, most diverse, and most useable in the world, and we are accelerating our database growth today in Europe and the United States. Our technology for online research is among the best that exists, and we continue to invest in new applications. Our online research revenue continues to grow at a rate of over 40 percent per year, well ahead of the industry average (which means that we are gaining market share).

Bob Knapp is joining Harris Interactive at a time when we already have been exceptionally successful and poised for even better things in the future. We believe that Bob has the leadership skills and the experience to take this firm toward a future in which we are one of the dominant forces in the worldwide market research industry. That was our goal when we started down this path in 1997, and it continues to be our objective today. We expect that he will be welcomed with the enthusiasm and support that we ourselves have experienced at Harris Interactive.

My warmest regards,

/s/ Gordon Black

Dr. Gordon S. Black
Chairman and CEO

SAFE HARBOR
This letter includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.




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